UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2007

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	000-26749	11-2581812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Harbor Park Drive, Port Washington, New York 11050

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code

(516) 626-0007

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	James F. Smith

On May 21, 2007, National Medical Health Card Systems, Inc., or NMHC, announced that James F. Smith’s employment with NMHC as President and Chief Executive Officer had terminated, effective immediately. A copy of the press release announcing the termination of his employment is attached as Exhibit 99.1.   NMHC and Mr. Smith are currently negotiating the terms of an agreement regarding the termination of his employment.

NMHC and Mr. Smith entered into an employment agreement dated as of August 30, 2004 (the “Smith Employment Agreement”), pursuant to which Mr. Smith is entitled to severance pay as a result of the termination of his employment by NMHC, subject to certain conditions (including the execution of a release in a form mutually acceptable to both parties). A copy of the Smith Employment Agreement was filed as Exhibit 10.18 to NMHC’s Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission, or SEC, on November 15, 2004, and is incorporated herein by reference.

Bill Masters

On May 21, 2007, NMHC also announced that Bill Masters’ employment with NMHC as Chief Information Officer had terminated, effective immediately. A copy of the press release announcing the termination of his employment is attached as Exhibit 99.1.   NMHC and Mr. Masters are currently negotiating the terms of an agreement regarding the termination of his employment.

NMHC and Mr. Masters entered into an employment agreement dated as of October 4, 2004 (the “Masters Employment Agreement”) and a letter agreement with NMHC dated November 28, 2005, pursuant to which Mr. Masters is entitled to severance pay as a result of the termination of his employment by NMHC, subject to certain conditions (including the execution of a release in a form mutually acceptable to both parties). A copy of the Masters Employment Agreement was filed as Exhibit 10.19 to NMHC’s Quarterly Report on Form 10-Q, which was filed with the SEC on November 15, 2004, and is incorporated herein by reference.

Tery Baskin

On May 21, 2007, NMHC also announced that Tery Baskin’s employment with NMHC as Chief Marketing Officer/EVP of Business Development had terminated, effective immediately. A copy of the press release announcing the termination of his employment is attached as Exhibit 99.1.   NMHC and Mr. Baskin are currently negotiating the terms of an agreement regarding the termination of his employment.

NMHC and Mr. Baskin entered into an employment agreement dated as of June 4, 2001 (the “Baskin Employment Agreement”), pursuant to which Mr. Baskin is entitled to severance pay as a result of the termination of his employment by NMHC. A copy of the Baskin Employment Agreement was filed as Exhibit 10.61 to NMHC’s Annual Report on Form 10-K, which was filed with the SEC on October 1, 2001, and is incorporated herein by reference.

(c)	Appointment of Thomas W. Erickson as Interim Chief Executive Officer and President

On May 21, 2007, the Board of Directors of NMHC (the “Board”) appointed Thomas W. Erickson (age 56), the Chairman of the Board, to serve as the interim Chief Executive Officer and President of NMHC. During his tenure as interim chief executive officer, Mr. Erickson will continue to serve as Chairman of the Board and receive the compensation provided for under his Chairman Agreement with NMHC, dated February 23, 2007 (the “NMHC Chairman Agreement”).

The NMHC Chairman Agreement is for a term of one year and provides for a payment of $250,000 for such year of service. Upon the request of Mr. Erickson at any time during the term of the NMHC Chairman Agreement, NMHC will provide or reimburse Mr. Erickson for health, life and disability insurance and other benefits having terms and benefits commensurate with those now generally made available or later made generally available to NMHC’s most senior employees. Mr. Erickson received a stock option award to acquire 100,000 shares of NMHC pursuant to NMHC’s 1999 Stock Option Plan (the “Plan”). The stock option award was made on March 12, 2007 at an exercise price of $14.02 per share. The option becomes exercisable upon the satisfaction of the following two conditions: (i) Mr. Erickson shall have been a director of NMHC until at least February 23, 2008, or shall have resigned at the request of the Board or have been otherwise involuntarily terminated (in either case other than for cause) on or prior to February 23, 2008 and (ii) a change in control of NMHC shall have occurred. The option would also immediately vest upon a change of control of NMHC prior to February 23, 2008. In addition, if Mr. Erickson’s service on the Board terminates prior to February 23, 2008 as a result of his death or permanent and total disability, and a change of control should later occur during the ten years following the date of the option grant, then a portion of the option (proportionate to the number of days of service Mr. Erickson completed prior to his death or permanent and total disability compared to 365) shall vest immediately upon and be exercisable by Mr. Erickson (or his estate or personal representative) in connection with the change of control.

Since January 2007, Mr. Erickson has been providing consulting services to New Mountain Capital, L.L.C. (“New Mountain Capital”), through ECG Ventures, Inc. (“ECG”), of which Mr. Erickson is President and Chief Executive Officer. New Mountain Capital is compensating ECG for these services with a base fee of $500,000 per year of service. It is expected that New Mountain Capital and ECG will enter into one or more incentive arrangements regarding services to New Mountain Capital, but New Mountain Capital and ECG have not to date reached an agreement on the terms of these incentive arrangements. New Mountain Capital is an affiliate of New Mountain Partners, L.P. and New Mountain Affiliated Investors, L.P., holders of NMHC’s Series A 7% Convertible Preferred Stock.

Mr. Erickson currently serves as Chairman of the Board of PATHCare, Inc., an operator of long term care facilities with 29 locations, a position he has held since March 2006. From June 2004 to June 2006, Mr. Erickson served as Chairman of the Board of Trans Healthcare, Inc., an operator of long term care facilities with 225 locations. From December 2002 to August 2005, Mr. Erickson served as Chairman of the Board, and, from February 2003 to August 2005, as Interim President and Chief Executive Officer of LifeCare Holdings, Inc., the parent company of a chain of 21 long term acute care hospitals operating in nine states. From September 2002 to May 2004, Mr. Erickson served as interim President and Chief Executive Officer of Luminex Corporation (NASDAQ: LMNX), a developer, manufacturer and marketer of proprietary biological testing technologies with applications in life science research, clinical diagnostics and genetic analysis. Mr. Erickson is currently a member of Luminex’s Board of Directors and serves as Chairman of its Executive Committee, a position he has held since May 2004. From July 2000 to March 2004, Mr. Erickson served as a member of the Board of Directors of Omega Healthcare Investors, Inc. (NYSE: OHI), a healthcare real estate investment trust consisting primarily of 268 skilled nursing and assisted living facilities in 29 states. From October 2000 to June

2001, Mr. Erickson was interim President and Chief Executive Officer of Omega Healthcare Investors and from June 2001 to January 2002 served as a management consultant to Omega Healthcare Investors. None of PATHCare, Inc., Trans Healthcare, Inc., LifeCare Holdings, Inc., Luminex Corporation, Omega Healthcare Investors, Inc. or ECG is a parent, subsidiary or other affiliate of NMHC.

There is no family relationship between Mr. Erickson and any director, executive officer or person nominated or chosen by NMHC to become a director or executive officer. Except as otherwise described herein, there are no transactions in which Mr. Erickson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the Chairman Agreement was filed with the SEC as Exhibit 10.1 to NMHC’s Current Report on Form 8-K, which was filed with the SEC on February 28, 2007, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description
99.1	Press Release issued by National Medical Health Card Systems, Inc., dated May 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Medical Health Card Systems, Inc.

By:	/s/ Stuart Diamond
Name:	Stuart Diamond
Title:	Chief Financial Officer

Dated: May 24, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press Release issued by National Medical Health Card Systems, Inc., dated May 21, 2007.